EXHIBIT 99.1

                           GENERAL MARTIME CORPORATION
CONTACT:
William Viqueira
Chief Financial Officer
General Maritime Corporation
(212) 763-5677

                     GENERAL MARITIME CORPORATION ANNOUNCES
              SECOND QUARTER AND FIRST HALF 2003 FINANCIAL RESULTS

              Achieves Second Consecutive Quarter of Record Profits

                  Completes Integration of 19 Metrostar Tankers


New York, New York, July 23, 2003 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three - and six - month period ended June 30, 2003.

                      Financial Review: 2003 Second Quarter
                      -------------------------------------

The Company had net income of $35.7 million, or $0.97 basic earnings per share, for the second quarter 2003 compared to a loss of $634,000 or $(0.02) basic earnings per share, for the prior year period.

Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, commented, "General Maritime continues to post impressive results for 2003, having achieved our second consecutive quarter of record earnings. Our success during the second quarter underscores both the strong rates our fleet continues to earn and the enhanced profit potential of the company following the acquisition of the 19 Metrostar vessels. Our results are only just beginning to reflect the full earning power of our 46 vessel fleet. We expect to realize the full impact of the vessel acquisition in the third quarter and beyond, as all our newly acquired tankers will be operational throughout entire future quarters."

Net voyage revenues, which are gross voyage revenues minus voyage expenses (including port, canal and fuel costs), increased 180% to $95.9 million for the second quarter 2003 compared to $34.3 million for the prior year period. EBITDA was $67.5 million for the three months ended June 30, 2003 compared to $17.9 million for the three months ended June 30, 2002. Net cash provided by operating activities was $53.8 million for the three months ended June 2003 compared to $7.2 million for the prior year period (please see below for a reconciliation of EBITDA to net cash provided by operating activities).

The Company's average spot rate for the quarter on a time charter equivalent
(TCE) basis increased 102% to $27,163 for the second quarter 2003 compared to $13,434 for the prior year period. The Company's TCE rate for the fleet increased by 82.5% to $26,019 per vessel day for the second quarter 2003 as compared to $14,255 per vessel day for the prior year period. During the same period the average size of our fleet increased by 46.2% to 42.4 vessels compared to 29 vessels in the prior year period due to our acquisition of 19 tankers from Metrostar Management.

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, increased 73.2% to $28.4 million for the second quarter 2003 from $16.4 million for the prior year period. Total daily vessel operating expenses increased 18.7% to $7,355 per vessel day during the second quarter of 2003 from $6,197 per vessel day during the prior year period. This increase reflects an increase in daily general and administrative costs associated with increasing our staff during the quarter in connection with operating an additional 19 tankers, as well as the timing of purchases, repairs and services during the second quarter 2003 compared to the prior year period.

                        Financial Review: First Half 2003
                        ---------------------------------

Net income was $70.1 million, or $1.90 basic earnings per share for the six months ended June 30, 2003 compared to a loss of $59,000, or breakeven basic earnings per share, for the six months ended June 30, 2002. Net voyage revenues increased 137% to $165.6 million for the six months ended June 30, 2003 compared to $69.9 million for the six months ended June 30, 2002. EBITDA was $120.3 million for the six months ended June 30, 2003 compared to $37.0 million for the six months ended June 30, 2002. Net cash provided by operating activities was $96.8 million for the six months ended June 30, 2003 compared to $20.8 million for the prior year period. TCE Rates obtained by the Company's full fleet increased 87.9% to $26,627 per day for the six months ended June 30, 2003 from $14,175 for the prior year period.

Mr. Georgiopoulos continued, "During the quarter, we integrated the last 14 Metrostar tankers, transforming us into the second largest mid-sized tanker owner and operator in the world. Our successful and timely integration of the vessels has allowed us to immediately deploy the acquired ships in a strong rate environment, thereby maximizing their revenue and earnings contribution. We are pleased to have seamlessly integrated the vessels and grown our fleet by approximately 96% on a DWT basis."

                  Summary Consolidated Financial and Other Data
                  ---------------------------------------------

The following table summarizes General Maritime Corporation's selected consolidated financial and other data for the three and six months ended June 30, 2003 and 2002. Attached to this press release is an Appendix which contains additional financial, operational and other data for the three and six months ended June 30, 2003 and 2002.

                                                           ---------------------------     ---------------------------
                                                               Three months ended               Six months ended
                                                           ---------------------------     ---------------------------
INCOME STATEMENT DATA                                        June-03         June-02         June-03         June-02
(Dollars in thousands, except share data)                  -----------     -----------     -----------     -----------
Voyage revenues                                            $   126,248     $    54,552     $   217,741     $   107,518
Voyage expenses                                                (30,395)        (20,268)        (52,145)        (37,580)
                                                           -----------     -----------     -----------     -----------
   Net voyage revenues                                          95,853          34,284         165,596          69,938
Direct vessel expenses                                          22,203          13,658          36,410          27,536
General and administrative expenses                              6,188           2,696           9,803           5,378
Depreciation and amortization                                   21,326          14,757          35,894          29,423
Gain on sale of vessel                                              --              --            (930)             --
                                                           -----------     -----------     -----------     -----------
   Operating income                                             46,136           3,173          84,419           7,601
 Net interest expense                                           10,401           3,807          14,305           7,660
                                                           -----------     -----------     -----------     -----------
   Net Income                                                   35,735            (634)         70,114             (59)
                                                           ===========     ===========     ===========     ===========

   Basic earnings per share                                $      0.97     $     (0.02)    $      1.90     $     (0.00)

   Diluted earnings per share                              $      0.96     $     (0.02)    $      1.88     $     (0.00)

   Weighted average shares outstanding, thousands               36,965          36,993          36,965          36,996
   Diluted average shares outstanding, thousands                37,265          36,993          37,248          36,996

                                                                                           ---------------------------
                                                                                             June 30,      December 31,
BALANCE SHEET DATA, at end of period                                                           2003           2002
(Dollars in thousands)                                                                     -----------     -----------

Cash                                                                                       $    21,020     $     2,681
Current assets, including cash                                                                  78,492          43,841
Total assets                                                                                 1,327,908         782,277
   Current liabilities, including current portion
   of long-term debt                                                                            91,204          77,519
   Current portion of long-term debt                                                            61,378          62,003
Total long-term debt, including current portion                                                741,443         280,011
Shareholders' equity                                                                           552,322         481,636

                                                               Three months ended               Six months ended
                                                           ---------------------------     ---------------------------
OTHER FINANCIAL DATA                                         June-03         June-02         June-03         June-02
(dollars in thousands)                                     -----------     -----------     -----------     -----------
EBITDA (1)                                                 $    67,463     $    17,930     $   120,314     $    37,024

Net cash provided by operating activities                       53,809           7,195          96,826          20,801
Net cash provided (used) by investing activities              (367,661)            (49)       (525,700)            (93)
Net cash provided (used) by financing activities               231,583          13,517         447,213          32,088
Capital expenditures
   Vessel sales (purchases), including deposits               (367,204)             --        (525,007)             --
   Drydocking or capitalized survey or improvement costs        (4,274)         (4,096)         (4,400)         (4,863)
Weighted average long-term debt                                680,559         335,038         514,967         318,037

FLEET DATA

Total number of vessels at end of period                            46              29              46              29

Average number of vessels (2)                                     42.4            29.0            35.6            29.0

Total voyage days for fleet (3)                                  3,684           2,405           6,219           4,934
   Total time charter days for fleet                               713             316           1,078             856
   Total spot market days for fleet                              2,971           2,089           5,141           4,078
Total calendar days for fleet (4)                                3,860           2,639           6,446           5,249
Fleet utilization (5)                                             95.4%           91.1%           96.5%           94.0%

AVERAGE DAILY RESULTS

Time Charter equivalent (6)                                $    26,019     $    14,255     $    26,627     $    14,175
Direct vessel operating expenses per vessel (7)                  5,752           5,175           5,648           5,246
General and administrative expense per vessel (8)                1,603           1,022           1,521           1,025
Total vessel operating expenses (9)                              7,355           6,197           7,169           6,271
EBITDA (1)                                                      17,478           6,794          18,665           7,053
                                                           ---------------------------     ---------------------------

                                               ----------------------   ----------------------
                                                 Three months ended        Six months ended
                                               ----------------------   ----------------------
                                                June-03      June-02     June-03      June-02
                                               ---------    ---------   ---------    ---------
EBITDA Reconciliation
  Net cash provided by operating activities    $  53,809    $   7,195   $  96,826    $  20,801
  + Gain on sale of vessel                            --           --         930           --
  - Restricted stock amortization expense           (129)          --        (271)          --
  + Amortization of discount on senior notes          66           --          66           --
  + Changes in assets and liabilities              3,316        6,928       8,458        8,563
  + Net interest expense                          10,401        3,807      14,305        7,660
    EBITDA                                        67,463       17,930     120,314       37,024
                                               ----------------------   ----------------------

(1) EBITDA represents net cash provided by operating activities plus net interest expense, adjusted for: (a) certain noncash adjustments to net income such as gains and losses on sales of assets and amortization of restricted stock awards and (b) changes in certain assets and liabilities. EBITDA is included because it is used by certain investors. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net cash provided by operating activities or any other indicator of a company's performance required by GAAP.

(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as a measured by the sum of the number of days each vessels was part of our fleet during the period divided by the number of calendar days in that period.

(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(4) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.

(7) Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(8) Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.

(9) Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

                      General Maritime Corporation's Fleet
                      ------------------------------------

As of June 30, 2003 General Maritime Corporation's fleet was comprised of 46 wholly owned tankers, consisting of 27 Aframax and 19 Suezmax tankers, with a total of approximately 5.5 million deadweight tons or dwt. The average age of the Company's fleet as of June 30, 2003, by dwt was 11.8 years. The average age of the Company's Aframax tankers was 12.8 years and the average age of the Company's Suezmax tankers was 10.3 years.

The table below shows the schedule of the tankers that the Company has acquired and disposed of during 2003.

-------------------------------------------------------------------------------
     Tanker Name                Status            Vessel Type         Date
-------------------        -----------------   ---------------   --------------

Genmar Traveller                Acquired            Suezmax         March 11
Genmar Transporter              Acquired            Suezmax         March 12
Genmar Sky                      Acquired            Suezmax         March 13
Genmar Orion                    Acquired            Suezmax         March 24
Genmar Ocean                    Acquired            Aframax         March 28
Kentucky                          Sold              Aframax         March 31
Genmar Ariston                  Acquired            Suezmax          April 4
Genmar Kestrel                  Acquired            Suezmax          April 4
Genmar Centaur                  Acquired            Suezmax          April 9
Genmar Spyridon                 Acquired            Suezmax         April 15
Genmar Phoenix                  Acquired            Suezmax         April 15
Genmar Baltic                   Acquired            Aframax         April 16
Genmar Horn                     Acquired            Suezmax         April 17
Genmar Prometheus               Acquired            Suezmax         April 17
Genmar Pacific                  Acquired            Aframax         April 22
Genmar Argus                    Acquired            Suezmax         April 24
Genmar Hope                     Acquired            Suezmax          May 2
Genmar Gulf                     Acquired            Suezmax          May 5
Genmar Princess                 Acquired            Aframax         May 27
Genmar Progress                 Acquired            Aframax         May 29
-------------------------------------------------------------------------------

Six of the Company's Aframax tankers and one of the Company's Suezmax tankers are currently under time charter contracts. The table below shows the vessels, vessel type, expiration dates and daily rates associated with those contracts.

-------------------------------------------------------------------------------
      Vessel          Vessel Type      Expiration Date     Average Daily Rate(1)
------------------   -------------  ---------------------  ---------------------
Genmar Alexandra        Aframax     February 20, 2004 (2)     Market Rate (3)
Genmar Constantine      Aframax     March 7, 2004(2)          Market Rate (3)
Genmar Star             Aframax     February 24, 2004         $19,000
Genmar Endurance        Aframax     March 12, 2004            $19,000
Crude Princess          Aframax     January 2004              Market Rate
Crude Progress          Aframax     December 2003             Market Rate
Genmar Orion            Suezmax     May 14, 2004              $20,500
-------------------------------------------------------------------------------

(1) Includes brokers' commissions of 1.25%

(2) Termination date is plus or minus 15 days at charterer's election.

(3) The charter provides for a floating rate based on weekly spot market rates which can be no less than $16,000 per day and no more than $22,000 per day.

The Company's primary area of operation is the Atlantic basin; the Company also currently has vessels employed in the Black Sea, North Sea, Mediterranean and Far East to take advantage of market opportunities and to position vessels in anticipation of drydockings.

Mr. Georgiopoulos concluded, "During the first half of 2003, we have made significant progress enhancing General Maritime's leadership position as a premier tanker company. We are pleased to have already begun to realize the financial and strategic benefits associated with the Metrostar vessel acquisition, while making significant progress in further strengthening our financial flexibility. We look forward to realizing the full benefits of our expanded fleet and will continue to provide our customers with professional, safe, environmentally sound and high quality operations."

                          Conference Call Announcement
                          ----------------------------

General Maritime Corporation announced that it will hold a conference call on Thursday, July 24, 2003 at 8:30 a.m. Eastern Daylight Time to discuss its 2003 second quarter and six months financial results. To access the conference call, dial (719) 457-2626 and ask for the General Maritime Corporation conference call. A replay of the conference call can also be accessed until August 6, 2003 by dialing (888) 203-1112 for US callers and (719) 459-0820 for non-US callers, and entering the passcode 294551. The conference call will also be simultaneously webcast and will be available on the Company's website, www.GeneralMaritimeCorp.com.

                       About General Maritime Corporation
                       ----------------------------------

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin and other regions including West Africa, the North Sea, Mediterranean, Black Sea and Far East. General Maritime Corporation owns and operates a fleet of 46 tankers - 27 Aframax and 19 Suezmax tankers - making it the second largest mid-sized tanker company in the world, with more than 5.5 million dwt.

                    "Safe Harbor" Statement Under the Private
                    Securities Litigation Reform Act of 1995
                    -----------------------------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: failure of one or more of the contemplated acquisitions to close; inability of the company to obtain financing for the acquisitions at all or on favorable terms; changes in demand; a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); and other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2002 and its subsequent Reports on Form 10-Q and Form 8-K, and its Registration Statement on Form S-4.

                                                                   THREE MONTHS ENDED
                                   -------------------------   --------------------------   --------------------------
                                           Aframax                      Suezmax                        Total
                                             Fleet                        Fleet                        Fleet
                                           June-03   June-02            June-03    June-02           June-03   June-02

                                            Amount    Amount             Amount    Amount
                                       %         %         %        %         %         %
                                  Change        of        of   Change        of        of   Change
                                    From     Total     Total    From      Total     Total     From
                                   Prior       for       for   Prior        for       for    Prior
                                  Period    Period    Period   Period    Period    Period   Period    Amount    Amount
                                   -------------------------   --------------------------   --------------------------
----------------------------------------------------------------------------------------------------------------------
Net Voyage Revenues                91.2%   53,675    28,079    579.7%   42,178     6,205    179.6%   95,853    34,284
$ 1,000's                                      56%       82%                44%       18%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Average Daily TCE                  65.2%   23,616    14,296    112.4%   29,889    14,070     82.5%   26,019    14,255
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Time Charter Revenues             116.2%   13,442     6,219              1,704              143.6%   15,146     6,219
$ 1,000's                                      89%      100%                11%        0%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Spot Charter Revenues              84.1%   40,233    21,860    552.3%   40,474     6,205    187.6%   80,707    28,065
$ 1,000's                                      50%       78%                50%       22%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Calendar Days                       5.4%    2,303     2,184    242.2%    1,557       455     46.3%    3,860     2,639
                                               60%       83%                40%       17%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Vessel Operating Days              15.7%    2,273     1,964    220.0%    1,411       441     53.2%    3,684     2,405
                                               62%       82%                38%       18%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Capacity Utilization                9.7%     98.7%     89.9%   -6.5%      90.6%     96.9%     4.7%     95.4%     91.1%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
# Days Vessels on Time Charter     96.8%      622       316                 91              125.6%      713       316
                                               87%      100%                13%        0%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
# Days Vessels on Spot Charter      0.2%    1,651     1,648    199.4%    1,320       441     42.2%    2,971     2,089
                                               56%       79%                44%       21%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Average Daily Time Charter Rate     9.9%   21,619    19,679             18,726                8.0%   21,249    19,679
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Average Daily Spot Charter Rate    83.7%   24,368    13,264    117.9%   30,659    14,070    102.2%   27,163    13,434
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Daily Direct Vessel Expenses
(per Vessel)                       12.9%    5,608     4,968    -3.4%     5,964     6,171     11.1%    5,752     5,175
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Daily G&A
(per Vessel)                       56.8%    1,603     1,022     56.8%    1,603     1,022     56.8%    1,603     1,022
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Total Daily Vessel Operating
Expenses (per Vessel)              20.4%    7,211     5,989      5.2%    7,567     7,193     18.7%    7,355     6,197
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
EBITDA                            147.4%   37,112    14,998    935.1%   30,351     2,932    276.3%   67,463    17,930
$ 1,000's                                      55%       84%                45%       16%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Daily EBITDA
(per Vessel)                      134.7%   16,114     6,867    202.5%   19,494     6,444    157.3%   17,478     6,794
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Average Age of Fleet at End of
Period (Years)                               12.8      12.3               10.3      11.7               11.8      12.2
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
# Vessels at End of Period         12.5%     27.0      24.0    280.0%     19.0       5.0     58.6%     46.0      29.0
                                               59%       83%                41%       17%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Average Number of Vessels           5.5%     25.3      24.0    241.8%     17.1       5.0     46.2%     42.4      29.0
                                               60%       83%                40%       17%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
DWT at End of Period               14.6%    2,618     2,285    285.4%    2,912       756     81.8%    5,530     3,041
1,000's                                        47%       75%                53%       25%
----------------------------------------------------------------------------------------------------------------------

                                                                       SIX MONTHS ENDED
                                 ---------------------------   --------------------------   -------------------------
                                            Aframax                     Suezmax                       Total
                                              Fleet                       Fleet                       Fleet
                                            June-03  June-02            June-03   June-02           June-03   June-02

                                             Amount   Amount             Amount    Amount
                                       %          %        %        %         %         %
                                  Change         of       of   Change        of        of   Change
                                    From      Total    Total     From     Total     Total     From
                                   Prior        for      for    Prior       for       for    Prior
                                  Period     Period   Period   Period    Period    Period   Period   Amount    Amount
                                   -------------------------   --------------------------   -------------------------
---------------------------------------------------------------------------------------------------------------------
Net Voyage Revenues                80.6%   104,607   57,919    407.4%   60,989    12,019    136.8%  165,596    69,938
$ 1,000's                                       63%      83%                37%       17%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Average Daily TCE                  70.1%    24,333   14,304    133.9%   31,765    13,581     87.9%   26,627    14,175
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Time Charter Revenues              34.0%    21,243   15,859              1,847               45.6%   23,090    15,859
$ 1,000's                                       92%     100%                 8%        0%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Spot Charter Revenues              98.2%    83,364   42,060    392.1%   59,142    12,019    163.5%  142,506    54,079
$ 1,000's                                       58%      78%                42%       22%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Calendar Days                       0.7%     4,375    4,344    128.8%    2,071       905     22.8%    6,446     5,249
                                                68%      83%                32%       17%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Vessel Operating Days               6.2%     4,299    4,049    117.0%    1,920       885     26.0%    6,219     4,934
                                                69%      82%                31%       18%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Capacity Utilization                5.4%      98.3%    93.2%    -5.2%     92.7%     97.8%     2.6%     96.5%     94.0%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
# Days of Vessels on Time           14.3%       979      856                99               25.9%    1,078       856
Charter                                          91%     100%                9%        0%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
# Days Vessels on Spot Charter      4.0%     3,320    3,193    105.8%    1,821       885     26.1%    5,141     4,078
                                                65%      78%                35%       22%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Average Daily Time Charter Rate    17.1%    21,703   18,526             18,655               15.6%   21,423    18,526
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Average Daily Spot Charter Rate    90.6%    25,109   13,173    139.1%   32,475    13,581    109.0%   27,718    13,261
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Daily Direct Vessel Expenses        6.6%     5,421    5,084      1.7%    6,128     6,023      7.7%    5,648     5,246
(per Vessel)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Daily G&A                          48.4%     1,521    1,025     48.4%    1,521     1,025     48.4%    1,521     1,025
(per Vessel)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Total Daily Vessel Operating       13.6%     6,942    6,109      8.5%    7,649     7,048     14.3%    7,169     6,271
Expenses (per Vessel)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
EBITDA                            139.8%    75,270   31,383    698.5%   45,044     5,641    225.0%  120,314    37,024
$ 1,000's                                       63%      85%                37%       15%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Daily EBITDA                      138.1%    17,204    7,224    249.0%   21,750     6,233    164.6%   18,665     7,053
(per Vessel)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Average Age of Fleet at                       12.8     12.3               10.3      11.7               11.8      12.2
 End of Period (Years)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
# Vessels at End of Period         12.5%      27.0     24.0    280.0%     19.0       5.0     58.6%     46.0      29.0
                                                59%      83%                41%       17%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Average Number of Vessels           0.7%      24.2     24.0    127.8%     11.4       5.0     22.6%     35.6      29.0
                                                68%      83%                32%       17%
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DWT at End of Period               14.6%     2,618    2,285    285.4%    2,912       756     81.8%    5,530     3,041
1,000's                                         47%      75%                53%       25%
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